UNISYS CORPORATION
                             8 1/2% Senior Notes due 2015

REGISTERED

No. R-1
CUSIP  909214BK3

     If this Note is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or its nominee, this Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary, unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     UNISYS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture, as hereinafter defined), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS) or such lesser amount set forth on Schedule A hereto on October 15, 2015 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing April 15, 2006, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the April 15 or October 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from September 14, 2005, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 1 or October 1, as the case may be, and before the following April 15 or October 15, this Note shall bear interest from such April 15 or October 15; provided, however, that if the Company shall default in the payment of interest due on such April 15 or October 15 then this Note shall bear interest from the next preceding April 15 or October 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from September 14, 2005. The interest so payable on April 15 or
October 15 will be paid to the person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the applicable record date, which shall be the April 1 or October 1 (whether or not a business day) next preceding such April 15 or October 15, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     Payment of the principal of, and premium, if any, on, this Note will be made in immediately available funds upon surrender of the Notes at the corporate trust office of the Trustee. Interest will be paid by check mailed to the address of the person entitled thereto as it appears in the register for the Notes on the applicable record date or, at the option of the Company, by wire transfer to a bank account maintained by such person.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
NOTE SET FORTH HEREIN. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     THIS NOTE SHALL BE DEEMED A CONTRACT UNDER THE LAWS OF THE
STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  September 14, 2005
UNISYS CORPORATION



By: __________________________
Name:  Janet Brutschea Haugen
Title:    Senior Vice President and
          Chief Financial Officer


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

HSBC BANK USA, National Association,
  as Trustee



By: __________________________
      Authorized Officer


                           UNISYS CORPORATION
                       8 1/2% Senior Notes due 2015


     This Note is one of a duly authorized issue of Securities of the Company designated as its 8 1/2% Senior Notes due 2015 (herein called the "Notes"), issued under an Indenture dated as of March 1, 2003 (the "Indenture") between the Company and HSBC Bank USA, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under such Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     If an Event of Default as defined in the Indenture shall have occurred and be continuing, the principal of and accrued interest on the Notes of this series may be declared and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such supplemental indenture (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or impair or affect the right of the holder of any Note to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities of any such series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default in the payment of interest or any premium on or the principal of any of the Notes. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes may be redeemed at the option of the Company, in whole or in part, in multiples of $1,000 only, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed, as follows:

     At any time on or prior to October 14, 2010, the Notes may be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of Notes to be redeemed or (ii) the sum of the present values of the principal, premium and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) that would be payable on such Notes through October 15, 2010, as set forth in the following paragraph, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined below) plus 50 basis points, together in each case with any accrued and unpaid interest to the date fixed for redemption; provided that if the date fixed for redemption is on or after a record date and on or prior to the corresponding interest payment date, then the interest payable on such date shall be paid to the holder of record on the preceding record date.

     On and after October 15, 2010, the Notes may be redeemed at the following redemption prices (expressed as percentages of the principal amount) together in each case with any accrued and unpaid interest to the date fixed for redemption. If redeemed during the 12-month period beginning October 15:

                 Year                                Percentage
                 ----                                ----------
                 2010                                  104.250%
                 2011                                  102.833%
                 2012                                  101.417%
                 2013 and thereafter                   100.000%

; provided that if the date fixed for redemption is on or after a record date and on or prior to the corresponding interest payment date, then the interest payable on such date shall be paid to the holder of record on the preceding record date.

     For purposes of the foregoing, the following terms shall have the following meanings:

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to October 15, 2010 ("Remaining Life") that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

"Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, or
(2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

"Reference Treasury Dealer" means each of Banc of America Securities LLC and its successors, and three other firms that are primary U.S. Government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company from time to time, provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

     The provisions of the Indenture providing for defeasance of (i) the entire indebtedness of this Note and (ii) certain restrictive covenants are applicable to the Note.

     As set forth in, and subject to, the provisions of the Indenture, no holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, (ii) the holders of not less than 25% in principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Indenture, (iii) such holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding and (v) the Trustee shall not have received from the holders of a majority in principal amount of the Notes then outstanding direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on the Note after the respective due date expressed herein.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the register for the Notes, upon due presentation of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, and premium, if any, on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder of the Note or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor or authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in registered form without coupons in enominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Notes of this series are exchangeable for like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the holder of the Notes surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the absolute owner of the Note for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.







                                ASSIGNMENT FORM


To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

	______________________________________________________________
	(Insert assignee's Social Security or Tax I.D. No.)

	_______________________________________________________________

	______________________________________________________________
	(Print or type assignee's name and zip code)

and irrevocably appoint ______________________________ agent to transfer this Note on the books of the Company.

The agent may substitute another to act for him.


Date:





                     SCHEDULE A: DECREASES IN GLOBAL NOTE

             The initial principal amount at maturity of this Note shall be $150,000,000. The following decreases in this Global Note have been made:






          Amount of                 Principal Amount of      Signature of
          Decrease in               This Global Note         Authorized Officer
          Principal Amount          Following Such           of Trustee or
Date      of This Global Note       Decrease                 Note Custodian
----      -------------------       -------------------      ---------------